Exhibit 99.1
News Release
Mirion Announces Third Quarter 2025 Financial Results and Updates Full Year Guidance
•Revenue for the third quarter increased 7.9% to $223.1 million, compared to $206.8 million in the same period in 2024.
•GAAP net income was $3.1 million in the third quarter, compared to a GAAP net loss of $14.0 million in the same period in 2024; a 122% improvement. Adjusted EBITDA was $52.4 million in the third quarter, a 14.7% increase from $45.7 million in the same period in 2024.
•GAAP net earnings per share in the third quarter was $0.01, compared to a GAAP net loss per share of $0.07 in the same period in 2024. Adjusted earnings per share for the quarter was $0.12, compared to $0.08 in the same period in 2024.
•The company reaffirmed 2025 guidance for total Revenue growth, Organic Revenue growth, Adjusted EBITDA, and Adjusted EPS guidance while revising Adjusted Free Cash Flow for the fiscal year ending December 31, 2025, including estimated tariff impacts based on today’s levels, net of mitigating actions and updated fourth quarter foreign exchange rates.

Atlanta, GA – October 28, 2025 – Mirion (“we” or the “company”) (NYSE: MIR), a global provider of radiation detection, measurement, analysis, and monitoring solutions to the nuclear, medical, defense, and research end markets, today announced results for the third quarter ended September 30, 2025.

“Mirion posted another strong quarter supported by the continued momentum in the nuclear power end-market,” commented Mirion’s Chairman and Chief Executive Officer Thomas Logan. “All key financial metrics grew in the quarter, keeping us on-track for our 2025 guidance.”

Logan continued, “We also delivered on our stated goal to broaden our exposure to favorable market tailwinds in nuclear power. In September, we announced an agreement to acquire Paragon Energy Solutions to augment our U.S. nuclear power presence with additional products, software and services. When the deal closes, it is expected to add an energetic, growing business to our nuclear portfolio. Together, with the Certrec acquisition that closed in July, our nuclear power-based revenue is expected to be approximately 45% of total revenue.”

Update on Large Opportunity Pipeline
Mirion was awarded an approximately $10 million small modular reactor new build order in the third quarter 2025. Subsequently, in October 2025, Mirion was awarded an approximately $55 million order for the Asia installed base. These orders are part of the previously communicated $350 million large opportunity pipeline. Currently, there remains $285 million of previously communicated orders to be awarded. This includes $175 million of orders expected to be awarded in 2025 and $110 million of orders now expected to be awarded in 2026, due to timing.
2025 Guidance
Commenting on Mirion’s full year 2025 guidance, Logan said, “We are raising the lower end of our adjusted Free Cash Flow guidance range while reaffirming the remaining financial metrics. We are well-positioned today to deliver on our full year targets and look forward to sharing 2026 expectations in February.”

Mirion has provided the following guidance for the fiscal year ending December 31, 2025.

•Revenue growth of approximately 7.0% – 9.0%; includes a foreign exchange rate tailwind of approximately 180 basis points using a fourth quarter Euro-to-USD exchange rate of 1.16 and acquisitions-related benefit (Certrec and Oncospace) of approximately 100 basis points.
•Organic Revenue growth of approximately 4.5% – 6.0%.
•Adjusted EBITDA of approximately $223 million – $233 million; Adjusted EBITDA margin of approximately 24.0% – 25.0%.

Exhibit 99.1
News Release
•Adjusted Free Cash Flow of approximately $100 million – $115 million (previously $95 million - $115 million); Adjusted Free Cash Flow Conversion of approximately 45% – 49% of Adjusted EBITDA (previously 43% - 49%).
•Adjusted EPS of approximately $0.48 – $0.52 per share.

Additional modeling and guidance assumptions are included in the appendix of the earnings presentation on the Company’s investor relations page. Our 2025 guidance does not include any impact from the announced Paragon acquisition.

The Company’s guidance contains forward-looking statements and actual results may differ materially as a result of known and unknown uncertainties and risks, including those set forth below under the heading “Forward-Looking Statements.” In addition, forward-looking non-GAAP financial measures are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in projecting and quantifying the various adjusting items necessary for such reconciliations, such as stock-based compensation expense, amortization and depreciation expense, merger and acquisition activity and purchase accounting adjustments, that have not yet occurred, are out of Mirion’s control, or cannot be reasonably predicted. Accordingly, reconciliations of our guidance for organic revenue growth, adjusted EBITDA, adjusted free cash flow, and adjusted EPS are not available without unreasonable effort.

Conference Call
Mirion will host a conference call tomorrow, October 29, 2025 at 11:00 a.m. ET to discuss its financial results. Participants may access the call by dialing 1-877-407-9208 or 1-201-493-6784, and requesting to join the Mirion Technologies, Inc. earnings call. A live webcast will also be available at https://ir.mirion.com/news-events.
A telephonic replay will be available shortly after the conclusion of the call and until November 12, 2025. Participants may access the replay at 1-844-512-2921 or 1-412-317-6671, and enter access code 13756610. An archived replay of the call and an accompanying presentation will also be available on the Investors section of the Mirion website at https://ir.mirion.com/.

Exhibit 99.1
News Release
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “hope”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “strive”, “seeks”, “plans”, “would”, “will”, “understand” and similar words are intended to identify forward looking statements, but the absence of these words does not mean that a statement is not forward looking. These forward-looking statements include but are not limited to, statements regarding our acquisition of Paragon Energy Solutions, our future operating results, financial position and guidance, our backlog and order potential, our business strategy and plans, our objectives for future operations, macroeconomic trends, including the impact of tariffs and global trade relations, trends in cancer care, nuclear power and small modular reactor, foreign exchange, interest rate and inflation expectations and any future mergers, acquisitions, divestitures and strategic investments, including the completion and integration of previously completed transactions. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including changes in domestic and foreign business, market, economic, financial, political and legal conditions, including related to matters affecting Russia, the relationship between the United States and China, conflict in the Middle East, tariffs or other trade and supply chain disruptions, and risks of slowing economic growth or economic recession in the United States and globally; developments in the government budgets (defense and non-defense) in the United States and other countries, including budget reductions, sequestration, implementation of spending limits or changes in budgetary priorities, delays in the government budget process, a U.S. government shutdown or the U.S. government’s failure to raise the debt ceiling; risks related to the public’s perception of nuclear radiation and nuclear technologies; risks related to the continued growth of our end markets; our ability to win new customers and retain existing customers; our ability to realize sales expected from our backlog of orders and contracts; risks related to governmental contracts; our ability to mitigate risks associated with long-term fixed price contracts, including risks related to inflation; risks related to information technology system failures or other disruptions or cybersecurity, data security or other security threats; risks related to the implementation and enhancement of information systems; our ability to manage our supply chain or difficulties with third-party manufacturers; risks related to competition; our ability to manage disruptions of, or changes in, our independent sales representatives, distributors and original equipment manufacturers; our ability to realize the expected benefit from strategic transactions, such as acquisitions, divestitures, investments and partnerships, including any synergies, or internal restructuring and improvement efforts; our ability to issue debt, equity or equity-linked securities in the future; risks related to changes in tax law and ongoing tax audits; risks related to future legislation and regulation both in the United States and abroad; risks related to the costs or liabilities associated with product liability claims; risks related to the uncertainty of legal claims, litigation, arbitration and similar proceedings; our ability to attract, train and retain key members of our leadership team and other qualified personnel; risks related to the adequacy of our insurance coverage; risks related to the global scope of our operations, including operations in international and emerging markets; risks related to our exposure to fluctuations in foreign currency exchange rates, interest rates and inflation, including the impact on our debt service costs; our ability to comply with various laws and regulations and the costs associated with legal compliance; risks related to the outcome of any litigation, government and regulatory proceedings, investigations and inquiries; risks related to our ability to protect or enforce our proprietary rights on which our business depends or third-party intellectual property infringement claims; liabilities associated with environmental, health and safety matters; our ability to predict our future operational results; and the effects of health epidemics, pandemics and similar outbreaks may have on our business, results of operations or financial condition. Further information on risks, uncertainties and other factors that could affect our financial results are included in the filings we make with the United States Securities and Exchange Commission (the “SEC”) from time to time, including our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other periodic reports filed or to be filed with the SEC.

Exhibit 99.1
News Release
You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information
In addition to our results determined in accordance with GAAP, we believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the financial tables below, as well as the “Reconciliation of Non-GAAP Financial Measures” section of this press release. Non-GAAP financial information is not a substitute for GAAP financial information and undue reliance should not be placed on such non-GAAP financial information. In addition, similarly titled items used by other companies may not be comparable due to variations in how they are calculated and how terms are defined.

Channels for Disclosure of Information
Mirion intends to announce material information to the public through the Mirion Investor Relations website ir.mirion.com, SEC filings, press releases, public conference calls and public webcasts. Mirion uses these channels, as well as social media, to communicate with its investors, customers, and the public about the company, its offerings, and other issues. It is possible that the information Mirion posts on social media could be deemed to be material information. As such, Mirion encourages investors, the media, and others to follow the channels listed above, including the social media channels listed on Mirion’s investor relations website, and to review the information disclosed through such channels. Any updates to the list of disclosure channels through which Mirion will announce information will be posted on the investor relations page on Mirion’s website.

About Mirion
Mirion (NYSE: MIR) is a global leader in radiation safety, science and medicine, empowering innovations that deliver vital protection while harnessing the transformative potential of ionizing radiation across a diversity of end markets. The Mirion Nuclear & Safety group provides proven radiation safety technologies that operate with precision – for essential work within R&D labs, critical nuclear facilities, and on the front lines. The Mirion Medical group solutions help enhance the delivery and ensure safety in healthcare, powering the fields of Nuclear Medicine, Radiation Therapy QA, Occupational Dosimetry, and Diagnostic Imaging. Headquartered in Atlanta (GA – USA), Mirion employs approximately 2,800 people and operates in 12 countries. Learn more at mirion.com.

For investor inquiries:
Eric Linn
ir@mirion.com

For media inquiries:
Erin Schesny
media@mirion.com

Exhibit 99.1
News Release

Mirion Technologies, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In millions, except share data)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$933.2	$175.2
Restricted cash	0.3	0.3
Accounts receivable, net of allowance for doubtful accounts	150.0	177.7
Costs in excess of billings on uncompleted contracts	98.9	67.0
Inventories	146.0	133.2
Prepaid expenses and other current assets	58.2	41.3
Total current assets	1,386.6	594.7
Property, plant, and equipment, net	153.3	146.3
Operating lease right-of-use assets	32.1	30.3
Goodwill	1,525.6	1,426.2
Intangible assets, net	381.4	411.6
Restricted cash	0.1	0.1
Other assets	16.7	26.8
Total assets	$3,495.8	$2,636.0
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$49.4	$56.5
Deferred contract revenue	93.2	96.6
Debt, current	1.6	1.2
Operating lease liability, current	7.2	6.4
Derivative liabilities, current	39.5	3.4
Accrued expenses and other current liabilities	96.1	99.3
Total current liabilities	287.0	263.4
Debt, non-current	443.2	685.2
Convertible debt	753.6	—
Operating lease liability, non-current	27.2	27.1
Deferred income taxes, non-current	51.8	61.1
Other liabilities	41.0	40.1
Total liabilities	1,603.8	1,076.9
Commitments and contingencies (Note 11)
Stockholders’ equity (deficit):
Class A common stock; $0.0001 par value, 500,000,000 shares authorized; 244,370,206 shares issued and outstanding at September 30, 2025; 225,915,767 shares issued and outstanding at December 31, 2024	—	—
Class B common stock; $0.0001 par value, 100,000,000 shares authorized; 5,979,555 shares issued and outstanding at September 30, 2025; 6,504,885 shares issued and outstanding at December 31, 2024	—	—
Treasury stock, at cost; 3,451,429 shares at September 30, 2025 and 288,013 shares December 31, 2024	(57.2)	(3.2)
Additional paid-in capital	2,485.6	2,143.3
Accumulated deficit	(530.0)	(541.5)
Accumulated other comprehensive loss	(57.1)	(93.0)
Mirion Technologies, Inc. stockholders’ equity	1,841.3	1,505.6
Noncontrolling interests	50.7	53.5
Total stockholders’ equity	1,892.0	1,559.1
Total liabilities and stockholders’ equity	$3,495.8	$2,636.0

Exhibit 99.1
News Release

Mirion Technologies, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In millions, except per share data)

	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
Revenues:
Product	$166.1	$153.2	$478.2	$447.3
Service	57.0	53.6	169.8	159.2
Total revenues	223.1	206.8	648.0	606.5
Cost of revenues:
Product	89.5	85.8	263.9	247.0
Service	29.1	28.1	81.0	82.1
Total cost of revenues	118.6	113.9	344.9	329.1
Gross profit	104.5	92.9	303.1	277.4
Operating expenses:
Selling, general and administrative	87.0	84.3	248.3	255.9
Research and development	10.1	10.2	28.8	26.9
Gain on disposal of business	—	—	—	(1.2)
Total operating expenses	97.1	94.5	277.1	281.6
Income (loss) from operations	7.4	(1.6)	26.0	(4.2)
Other expense (income):
Interest expense	8.9	14.1	33.2	44.7
Interest income	(2.2)	(1.4)	(6.1)	(5.1)
Loss on debt extinguishment	—	—	5.8	—
Foreign currency (gain) loss, net	(0.6)	(0.9)	(16.9)	0.2
Increase in fair value of warrant liabilities	—	—	—	5.3
Other expense (income), net	0.1	(0.4)	0.4	0.3
Income (loss) before income taxes	1.2	(13.0)	9.6	(49.6)
Income tax (benefit) expense	(1.9)	1.0	(2.4)	2.9
Net income (loss)	3.1	(14.0)	12.0	(52.5)
Income (loss) attributable to noncontrolling interests	0.2	(0.4)	0.5	(1.4)
Net income (loss) attributable to Mirion Technologies, Inc.	$2.9	$(13.6)	$11.5	$(51.1)

Earnings (loss) per common share attributable to Mirion Technologies, Inc.:
Basic	$0.01	$(0.07)	$0.05	$(0.25)
Diluted	$0.01	$(0.07)	$0.04	$(0.25)
Weighted average common shares outstanding:
Basic	224.583	206.676	225.084	202.881
Diluted	255.662	206.676	256.249	202.881

Exhibit 99.1
News Release

Mirion Technologies, Inc.
Consolidated Statements of Cash Flows
(Unaudited) (In millions)

	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
OPERATING ACTIVITIES:
Net income (loss)	$12.0	$(52.5)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	102.4	115.8
Stock-based compensation expense	11.2	11.9
Loss on debt extinguishment	5.8	—
Amortization of debt issuance costs	2.8	2.3
Provision for doubtful accounts	2.0	2.3
Inventory obsolescence write down	1.5	3.7
Change in deferred income taxes	(9.5)	(19.9)
Loss on disposal of property, plant and equipment	0.1	0.1
(Gain) loss on foreign currency transactions	(16.9)	0.3
Increase in fair values of warrant liabilities	—	5.3
(Gain) loss on disposal of business	—	(1.2)
Other	1.0	1.4
Changes in operating assets and liabilities:
Accounts receivable	31.4	21.6
Costs in excess of billings on uncompleted contracts	(14.2)	(24.9)
Inventories	(6.3)	(12.1)
Prepaid expenses and other current assets	(18.8)	6.7
Accounts payable	(10.9)	(4.6)
Accrued expenses and other current liabilities	(10.7)	2.6
Deferred contract revenue and liabilities	(6.7)	(19.4)
Other assets	(1.5)	(0.5)
Other liabilities	(4.4)	(0.6)
Net cash provided by operating activities	70.3	38.3
INVESTING ACTIVITIES:
Acquisitions of businesses, net of cash and cash equivalents acquired	(79.9)	(1.0)
Proceeds from business disposal	—	1.2
Proceeds from disposal of property, plant, and equipment and badges	0.3	—
Purchases of property, plant, and equipment and badges	(26.6)	(37.1)
Proceeds from net investment hedge derivative contracts	2.4	2.8
Net cash used in investing activities	(103.8)	(34.1)
FINANCING ACTIVITIES:
Stock repurchased to satisfy tax withholding for vesting restricted stock units	(5.2)	(1.0)
Purchases of stock for treasury	(49.6)	—
Proceeds from issuance of convertible senior notes, net of bank costs	755.0	—
Third-party issuance costs	(0.9)	—
Purchase of capped calls related to convertible senior notes	(82.6)	—
Issuances of common stock	425.0	—
Common stock issuance costs	(14.9)	—
Term loan principal repayments	(244.6)	—
Financing costs	(3.1)	(1.3)
Proceeds from cash flow hedge derivative contracts	0.5	0.9
Other financing	(0.9)	(0.6)
Net cash provided by (used in) financing activities	778.7	(2.0)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	12.8	1.0
Net increase (decrease) in cash, cash equivalents, and restricted cash	758.0	3.2
Cash, cash equivalents, and restricted cash at beginning of period	175.6	130.5
Cash, cash equivalents, and restricted cash at end of period	$933.6	$133.7

Exhibit 99.1
News Release
Share Count
244,370,206 shares of Class A common stock were outstanding as of September 30, 2025. This excludes (1) 5,979,555 shares of Class B common stock outstanding as of September 30, 2025, (2) 1,291,937 million shares of Class A common stock underlying restricted stock units and 1,379,707 million shares of Class A common stock underlying performance stock units; and (3) any other shares issuable from future equity awards under our 2021 Omnibus Incentive Plan, which had 39,690,259 shares reserved (subject to annual automatic increases) as of September 30, 2025. The 5,979,555 shares of Class B common stock are paired on a one-for-one basis with shares of Class B common stock of Mirion Intermediate Co., Inc. (the "paired interests"). Holders of the paired interests have the right to have their interests redeemed for, at the option of Mirion, shares of Class A common stock on a one-for-one basis or cash based on a trailing stock price average. All share data is as of September 30, 2025, unless otherwise noted.

Reconciliation of Non-GAAP Financial Measures
In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.
Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.
Organic revenue is defined as Revenue excluding the impact of foreign exchange rates as well as mergers, acquisitions and divestitures in the period.
Adjusted EBITDA is defined as net income before interest expense, income tax expense, depreciation and amortization adjusted to remove the impact of foreign currency gains and losses, amortization of acquired intangible assets, changes in the fair value of warrants, certain non-operating expenses (restructuring and costs to achieve operational synergies, merger, acquisition and divestiture expenses and IT project implementation expenses), stock-based compensation expense, debt extinguishment and income tax impacts of these adjustments.
Adjusted EBITDA margin is defined as Adjusted EBITDA divided by Revenue.
Adjusted net income is defined as GAAP net income adjusted for foreign currency gains and losses, amortization of acquired intangible assets, changes in the fair value of warrants, certain non-operating expenses (restructuring and costs to achieve operational synergies, merger, acquisition and divestiture expenses and IT project implementation expenses), stock-based compensation expense, debt extinguishment and income tax impacts of these adjustments.
Adjusted EPS is defined as adjusted net income divided by weighted average common shares outstanding — basic and diluted.
Adjusted free cash flow is defined as free cash flow adjusted to include the impact of cash used to fund non-operating expenses. We believe that the inclusion of supplementary adjustments to free cash flow applied in presenting adjusted free cash flow is appropriate to provide additional information to investors about our cash flows that management utilizes on an ongoing basis to assess our ability to generate cash for use in acquisitions and other investing and financing activities.
Adjusted free cash flow conversion is defined as adjusted free cash flow divided by adjusted EBITDA.
Free cash flow is defined as U.S. GAAP net cash provided by operating activities adjusted to include the impact of purchases of property, plant, and equipment, purchases of badges and proceeds from derivative contracts.
Net leverage is defined as Net Debt (debt minus cash and cash equivalents) divided by Adjusted EBITDA plus contributions to Adjusted EBITDA if acquisitions made during the applicable period had been made before the start of the applicable period.

Exhibit 99.1
News Release

Operating Metrics
Order and orders growth are defined as the amount of revenue earned in a given period and estimated to be earned in future periods from contracts entered into in a given period as compared with such amount for a prior period. Foreign exchange rates are based on the applicable rates as reported for the time period.

Exhibit 99.1
News Release
The following tables present reconciliations of certain non-GAAP financial measures for the applicable periods.

Mirion Technologies, Inc.
Reconciliation of Adjusted EBITDA
(In millions)

	Three Months Ended
	September 30,
	2025	2024
Income (loss) from operations	$7.4	$(1.6)
Amortization	25.7	30.1
Depreciation	9.1	8.4
Stock-based compensation	4.4	4.3
Non-operating expenses	5.4	4.1
Other (income) expense	0.4	0.4
Adjusted EBITDA	$52.4	$45.7

Income from operations margin	3.3%	(0.8)%
Adjusted EBITDA margin	23.5%	22.1%
Mirion Technologies, Inc.
Reconciliation of Adjusted Earnings per Share
(In millions, except per share values)

	Three Months Ended
	September 30,
	2025	2024
Net income (loss) attributable to Mirion Technologies, Inc.	$2.9	$(13.6)
Gain (loss) attributable to non-controlling interests	0.2	(0.4)
GAAP net income (loss)	$3.1	$(14.0)
Foreign currency loss (gain), net	(0.6)	(0.9)
Amortization of acquired intangibles	25.7	30.1
Stock-based compensation	4.4	4.3
Non-operating expenses	5.9	4.1
Tax impact of adjustments above	(7.1)	(6.2)
Adjusted net income	$31.4	$17.4

Weighted average common shares outstanding — basic	224.583	206.676
Dilutive potential common shares — stock-based awards	0.758	0.796
Dilutive potential common shares — convertible debt	30.321	—
Adjusted weighted average common shares — diluted	255.662	207.472

GAAP earnings (loss) per share — basic	$0.01	$(0.07)
Adjusted earnings per share	$0.12	$0.08